SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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THE FIRST AMERICAN CORPORATION

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AMENDMENT AND SUPPLEMENT TO

PROXY STATEMENT

EXPLANATORY NOTE

The First American Corporation (the “Company”) is filing this Amendment No. 1 (this “Revised Filing”) to its Definitive Proxy Statement on Schedule 14A, originally filed with the Securities and Exchange Commission on April 13, 2010 (the “Original Filing”), to revise the proposal contained in Section II, entitled “Item 2. Reincorporation Under the laws of Delaware” (the “Reincorporation Proposal”). Since the date of the Original Filing, the Company has received input from interested parties, and, after considering such input, has determined to add a new Article X to the restated certificate of incorporation of CoreLogic to exempt CoreLogic from Section 203 of the Delaware General Corporation Law (the “DGCL”), a default provision of the DGCL that restricts certain business combination transactions.

Although our Board believes that Section 203 of the DGCL may provide some benefit to the Company by encouraging a potential acquirer to negotiate with CoreLogic’s board of directors, as a result of the input from interested parties referenced above, we have concluded that shareholder approval of the Reincorporation Proposal is more likely to be achieved if CoreLogic opts out of DGCL Section 203 and, given the benefits associated with the Reincorporation Proposal, we are now amending that proposal to do so.

This Revised Filing sets forth the entirety of the Reincorporation Proposal, as amended, as well as the revised Appendix B, which contains the Amended and Restated Certificate of Incorporation of CoreLogic. Added text is indicated by underlining (added text). Deleted text is struck through (~~deleted text~~) and should be considered to be removed from the Definitive Proxy Statement. The related discussions of Section 203 of the DGCL under the headings “Anti-Takeover Implications,” on page 14 of the Original Filing, and “Comparison Between the Corporation Laws of California and Delaware—Business Combinations,” on pages 19 and 20 of the Original Filing, have been updated to reflect the exemption of CoreLogic from Section 203 of the DGCL.

You should read this Revised Filing and the Original Filing carefully in making your voting decisions. Capitalized terms not defined herein have the meanings given to them in the Original Filing.

A VOTE FOR THE REINCORPORATION PROPOSAL WILL BE A VOTE FOR THE REINCORPORATION PROPOSAL AS SET FORTH IN THIS REVISED FILING, NOT THE ORIGINAL FILING. IF YOU HAVE ALREADY VOTED, YOU DO NOT NEED TO VOTE AGAIN UNLESS YOU WISH TO CHANGE YOUR VOTE. IF YOU HAVE NOT YET VOTED OR WISH TO CHANGE YOUR VOTE, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD. YOU MAY ALSO VOTE BY TELEPHONE, ON THE INTERNET, OR IN PERSON AT THE ANNUAL MEETING, AS DISCUSSED ON PAGE 5 OF THE ORIGINAL FILING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE POLLS CLOSE AT THE MEETING, AS SET FORTH ON PAGE 5 OF THE ORIGINAL FILING. PLEASE REFER TO THE ENCLOSED PROXY CARD FOR VOTING INSTRUCTIONS.

Item 2. Reincorporation Under the laws of Delaware

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE REINCORPORATION PROPOSAL, WHICH IS DESCRIBED BELOW.

Our Board believes that the best interests of the Company and its shareholders would be served by the Company’s reincorporating under the laws of the State of Delaware (the “Reincorporation”). For purposes of the discussion of the Reincorporation, the term “CoreLogic” refers to CoreLogic, Inc., the new Delaware corporation that will be the successor to the Company if our shareholders approve the Reincorporation, the conditions to the Reincorporation are satisfied or waived and the Reincorporation is not abandoned.

In order to change the Company’s state of incorporation from California to Delaware, the Company and CoreLogic plan to enter into an Agreement and Plan of Merger, a copy of which is attached hereto as Appendix A (the “Merger Agreement”). The Merger Agreement was approved by the boards of directors of both the Company and CoreLogic. Pursuant to the Merger Agreement, subject to the conditions in the Merger Agreement, the Company will merge with and into CoreLogic, and CoreLogic will continue as the surviving corporation. Generally, if the Reincorporation is completed, the assets and liabilities of the Company will become the assets and liabilities of CoreLogic. Each outstanding share of the common stock of the Company will automatically be converted into one share of common stock of CoreLogic, par value $0.00001 per share, upon the effective date of the merger.

Each certificate representing shares of the Company common stock will continue to represent the same number of shares of CoreLogic’s common stock. It will not be necessary for shareholders to exchange their existing share certificates for share certificates of CoreLogic, but shareholders may exchange their certificates if they so choose. New certificates for shares of CoreLogic’s common stock may be obtained by surrendering certificates representing shares of presently outstanding common stock to the Company’s transfer agent, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., together with any documentation required to permit the exchange. Once the merger is consummated, Wells Fargo Shareowner Services will also be the transfer agent for CoreLogic.

The Reincorporation has been approved by our Board. California law does not grant shareholders appraisal rights in connection with mergers where the pre-merger shareholders of the corporation retain their same ownership interest in the surviving corporation. Accordingly, shareholders of the Company will have no dissenters’ rights of appraisal with respect to the Reincorporation. See also “Comparison Between the Corporation Laws of California and Delaware—Appraisal or Dissenters’ Rights.”

CONDITIONS TO THE REINCORPORATION

The Reincorporation will not be completed unless, among other requirements, each of the following conditions are satisfied or, if allowed by law, waived:

•

The shareholders of the Company approve the Reincorporation by the requisite vote. Under California law, the affirmative vote of a majority of the Company’s outstanding shares is required for approval of the Reincorporation, the Merger Agreement and the other terms of the Reincorporation.

•

The Company completes its Separation into two independent, publicly traded companies. On January 15, 2008, the Company announced that its Board had approved a plan to effect a separation (the “Separation”) of the Company into two independent, publicly traded companies: one comprised of the Company’s financial services businesses and one comprised of its information solutions businesses. Under the terms of the Separation, the Company is expected to retain its information solutions businesses and distribute to its shareholders all of the common stock of a subsidiary that will own, directly or indirectly, the Company’s financial services businesses. The Company is proceeding with preparations for the Separation and currently expects the separation to occur during the first half of 2010, with a target date of June 1.

•	Consents Received. The Company receives all necessary third-party consents to the Reincorporation.

The Company’s Board may waive the preceding conditions, other than the shareholder approval condition, in whole or in part at any time and from time to time in its sole discretion. The Company’s Board also may abandon the Reincorporation for any reason at any time.

EFFECTIVENESS OF THE REINCORPORATION

If all conditions to the Reincorporation are satisfied or waived and the Reincorporation is not abandoned, the Reincorporation will be effective upon the filing of Certificates of Merger with the Secretaries of State of Delaware and California on or after June 1, 2010 (the “Effective Date”). The Reincorporation may, however, be abandoned or delayed pursuant to the Merger Agreement at any time prior to the Reincorporation becoming effective, even though the Reincorporation may have been approved by the Company’s shareholders and all conditions to the Reincorporation may have been satisfied or waived. The Merger Agreement may also be amended by our Board and the board of directors of CoreLogic at any time before the Effective Date, provided that the principal terms of the Merger Agreement may not be amended without shareholder approval. If the Reincorporation is not approved by shareholders or is otherwise abandoned, the Company will remain a California corporation. In addition, if the Reincorporation is not completed on or before May 18, 2011, the Board will not proceed with the Reincorporation without again seeking the approval of the Company’s shareholders.

The discussion below is qualified in its entirety by reference to the Merger Agreement, the restated certificate of incorporation of CoreLogic and the bylaws of CoreLogic, copies of which are attached hereto as Appendices A, B and C, respectively.

PRINCIPAL REASONS FOR THE REINCORPORATION

Our Board believes that it is in the best interests of the Company and its shareholders to change the Company’s state of incorporation from California to Delaware. Our Board believes Delaware’s corporate laws will meet the business needs of the Company. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies relating to corporate legal matters. Thus, the Board believes that the Company would benefit from greater predictability and certainty in its legal affairs as a result of the Reincorporation.

In addition, because many companies are incorporated in Delaware, many potential director candidates are familiar with Delaware law. The Board believes that greater familiarity of potential candidates with the laws of the Company’s state of incorporation may help in recruiting new directors in the future.

ANTI-TAKEOVER IMPLICATIONS

In performing its fiduciary obligations to its shareholders, our Board has evaluated the Company’s vulnerability to potential unsolicited bidders. In the course of such evaluation, our Board has considered, and may consider in the future, defensive strategies designed to enhance the Board’s ability to negotiate with an unsolicited bidder. In consideration of the potential for a coercive bid for our Company, the Company has, over the years, entered into severance agreements with key members of its management. The Board anticipates that such severance agreements that are in effect immediately prior to the Reincorporation will remain in place immediately following the Reincorporation, with appropriate modifications owing to the Reincorporation.

Delaware, like many other states, permits a domestic corporation to adopt various measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts through provisions in the corporate charter or bylaws or otherwise, and provides default legal provisions in the Delaware General Corporation Law (the “DGCL”) that apply to certain publicly held corporations that have not affirmatively opted out, which further limits such vulnerability. ~~Although our Board believes it to be in the best interests of the Company to avail itself of the default legal provisions of the DGCL for at least a short period, the Reincorporation is not being proposed to prevent such a change in control; nor is it a response to any attempt to acquire control known to our Board.~~

~~Nevertheless, the Reincorporation may have certain anti-takeover effects by virtue of the Company being subject to Delaware law instead of California law. For example, initially CoreLogic will be subject to Section 203 of the DGCL, which~~

Specifically, Section 203 of the DGCL is a default provision of the DGCL that restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder, unless: (a) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (c) at the time or after the stockholder became an interested stockholder, the board of directors and at least 66 2/3% of the disinterested outstanding voting stock of the corporation approves the transaction.

The DGCL allows companies to opt out of Section 203 of the DGCL if the company’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the DGCL. A company may also opt of Section 203 of the DGCL through the shareholders’ adoption of an amendment to the company’s certificate of incorporation or bylaws expressly electing not to be governed by Section 203 of the DGCL. The certificate of incorporation of CoreLogic, attached to this proxy as Exhibit A, ~~does not provide~~ provides for the Company to opt out of Section 203 of the DGCL. ~~However, if the shareholders approve the Reincorporation proposal, CoreLogic intends to submit for shareholder approval at its 2011 annual meeting a proposal to amend the certificate of incorporation to opt out of Section 203 of the DGCL.~~

~~Our Board believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because a non-negotiated takeover bid may: (a) be timed to take advantage of temporarily depressed stock prices; (b) be designed to foreclose or minimize the possibility of more favorable competing bids; or (c) involve the acquisition of only a controlling interest in our Company’s stock or a two-tiered bid, without affording all shareholders the opportunity to receive the same economic benefits.~~

~~By contrast, in a transaction in which an acquirer must negotiate with our Company (as would be the case in the period between Reincorporation and any vote by shareholders to opt out of Section 203 at the 2011 annual meeting), our Board would evaluate our Company’s assets and business prospects to force the bidder to offer consideration equal to the true value of our Company, or to withdraw the bid.~~

~~Although our Board believes the advantages of the Reincorporation outweigh the disadvantages, our Board has carefully considered the detriments of the Reincorporation proposal. These include the possibility that future takeover attempts that are not approved by our Board, but which a majority of our shareholders may nonetheless deem to be in its best interests, may be discouraged. In addition, to the extent that the provisions of the DGCL would enable the board of directors of CoreLogic to resist a takeover or a change in control, it could become more difficult to remove existing directors and management.~~

Our Board believes that the applicability of Section 203 to CoreLogic might discourage unfair or disadvantageous takeover attempts and encourage a potential acquirer to negotiate with CoreLogic’s board of directors, which we would generally expect to have the effect of increasing the purchase price. However, because we believe that more of our shareholders will support the Reincorporation Proposal if CoreLogic’s revised certificate of incorporation includes an exemption from Section 203 than if it does not, and that the Reincorporation Proposal as a whole is beneficial and in the best interests of the Company and our shareholders even with such an exemption, we have determined to include in CoreLogic’s restated certificate of incorporation an exemption to Section 203. See “Comparison Between the Corporation Laws of California and Delaware—Business Combinations” below.

NO CHANGE IN THE DIRECTORS, BUSINESS, MANAGEMENT, LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY, EMPLOYEE PLANS, OR EXCHANGE LISTING

The Reincorporation will change the legal domicile and name of our Company but will not result in any change in the business, management, fiscal year, assets or liabilities, or location of the principal facilities of our Company. The directors of the Company immediately prior to the Reincorporation will continue as the directors of CoreLogic, and the officers who are officers of the Company immediately prior to the Reincorporation will become the officers of CoreLogic on the Effective Date of the merger. However, after Reincorporation, the Board intends to separate the positions of Chief Executive Officer and Chairman of the Board. The Board will amend its Corporate Governance Guidelines to reflect this leadership structure. See “Amendments to the Corporate Governance Guidelines” below.

All employee benefit and incentive compensation plans of the Company immediately prior to the Reincorporation will be continued by CoreLogic and each outstanding option to purchase shares of Company stock will be converted into an option to purchase an equivalent number of shares of CoreLogic stock on the same terms and subject to the same conditions. The name of the Company will become CoreLogic, Inc., which aligns with the Company’s expected branding strategy after the Separation. The registration statements of the Company on file with the SEC immediately prior to the Reincorporation will be assumed by CoreLogic, and the shares of CoreLogic will continue to be listed on the New York Stock Exchange.

THE CHARTER AND BYLAWS OF THE COMPANY AND CORELOGIC

The restated certificate of incorporation and bylaws of CoreLogic will be the restated certificate of incorporation and bylaws of the surviving corporation after the merger. The material changes that have been made in CoreLogic’s restated certificate of incorporation and bylaws as compared with those of the Company are described below in this section or under “Comparison Between the Corporation Laws of California and Delaware.” The restated certificate of incorporation and bylaws of CoreLogic are attached hereto as Appendices B and C, respectively. The following summary of the applicable provisions of the restated certificate of incorporation and the bylaws of CoreLogic does not purport to be complete, and is subject to, and qualified in its entirety by reference to such documents. Shareholders are encouraged to read the restated certificate of incorporation and bylaws of CoreLogic in their entirety.

Authorized Stock

The restated articles of incorporation of the Company authorize 180,000,000 shares of Common Stock, par value $1.00 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share. The restated certificate of incorporation of CoreLogic authorizes 180,000,000 shares of Common Stock, par value $0.00001 per share, and 500,000 shares of Preferred Stock, par value $0.00001 per share. The restated articles of incorporation of the Company and the restated certificate of incorporation of CoreLogic both authorize the board of directors to issue preferred stock with such rights, designations, preferences, powers or other attributes as the board may deem in the corporation’s best interest.

Monetary Liability of Directors

The restated articles of incorporation of the Company and the restated certificate of incorporation of CoreLogic both provide for the elimination or limitation of personal monetary liability of directors to the fullest extent permissible under the laws of each corporation’s respective state of incorporation. Delaware law permits liability to be limited to a greater extent than does California law. See “Comparison Between the Corporation Laws of California and Delaware—Limitation of Liability” below.

Indemnification

The indemnification provisions of the Company’s restated articles of incorporation and bylaws provide that the Company has the power to indemnify any person who is or was a party or is threatened to be made a party to a proceeding by reason of the fact that such person is or was an agent of the Company, and that the Company is authorized to provide indemnification in excess of that expressly permitted by California law, subject to certain limitations with respect to actions for breach of duty to the Company and its shareholders. The Company must indemnify its officers and directors in such circumstances. The bylaws of the Company further provide that the Company must advance expenses incurred in defending any proceeding before the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that the agent is not entitled to indemnification, and it may make some advances upon the same undertaking to other agents.

CoreLogic’s bylaws provide that the Company shall indemnify directors and officers in connection with any action, suit, or proceeding to the fullest extent permitted by Delaware law for acts as directors or officers of CoreLogic, or as a director, officer or trustee of another enterprise at the request of CoreLogic. They also provide that CoreLogic shall advance the expenses of directors and officers of CoreLogic or persons serving as directors, officers or trustees of another entity at the request of the board of directors before the final disposition of any action, suit, or proceeding, provided that, if Delaware law so requires, the indemnitee undertakes to repay the amount advanced if a court ultimately determines that the director or officer (or the director, officer or trustee of such other entity) is not entitled to indemnification. See “Comparison Between the Corporation Laws of California and Delaware—Indemnification” below.

Advance Notice Provision

The bylaws of CoreLogic provide that, in order for nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must comply with certain requirements, including giving timely advance notice thereof in writing to the Secretary of CoreLogic. To be timely, a shareholder’s notice must be delivered to the Secretary at CoreLogic’s principal executive offices not less than 90 or more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the prior year’s annual meeting, however, notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting date and before the close of business on the later of (a) the 90th day prior to such annual meeting, or (b) the 10th day following the day on which public announcement of the date of such meeting is first made. Further, the shareholder’s notice must set forth that information required by the bylaws, including, for director nominations, information about the nominee, and for other business, a brief description of such business, the reasons for conducting the business at the meeting, and any material interest of such shareholder in the business being presented. For either nominations of director candidates or proposals for other business, the shareholder must, among other things, disclose any agreements or arrangements that would be required to be disclosed pursuant to Schedule 13D promulgated under the Securities Exchange Act of 1934, as amended, disclose derivative contracts and voting agreements, and provide a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such nomination or business.

The current bylaws of the Company do not contain a similar advance notice provision.

Majority Voting

The CoreLogic bylaws provide for the election of directors by majority vote in uncontested elections. Accordingly, to be elected in an uncontested election, directors must receive a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If a director does not receive a majority of the votes cast, then the director must tender his or her resignation in accordance with the director resignation policy to be set forth in the Corporate Governance Guidelines. See “Amendments to the Corporate Governance Guidelines” below. In contested elections, a plurality voting standard will apply.

Majority voting in uncontested director elections has come to be seen as a “best practice” in corporate governance, and over the last few years, a growing number of companies have implemented majority voting. Majority voting in uncontested director elections can enhance director accountability to shareholders and give shareholders a more meaningful voice in director elections.

Under the Company’s bylaws, directors are elected by plurality voting. Under a plurality voting standard, the director nominees for available Board seats who receive the highest number of “for” votes are elected. In a typical annual election, the number of nominees equals the number of available Board seats, so if at least one share is voted “for” the election or re-election of a nominee, the nominee will gain or retain a seat on the Board. Accordingly, under plurality voting, director nominees in uncontested elections are assured election.

Cumulative Voting

Because CoreLogic’s bylaws provide for majority voting, CoreLogic will not provide for cumulative voting in director elections. Under Delaware law, cumulative voting is not mandatory, and a corporation must provide for cumulative voting rights in its certificate of incorporation if it wishes to adopt cumulative voting. Most Delaware corporations have not adopted cumulative voting.

The Board believes that cumulative voting is incompatible with the objectives of a majority voting standard. Majority voting enables all shareholders to have a greater voice in director elections and facilitates the election of directors that represent the interests of all shareholders. By contrast, cumulative voting gives shareholders the ability to vote all of their shares for a single nominee or to distribute the number of shares that they are entitled to vote among two or more nominees. Cumulative voting thus allows minority shareholders to elect a director, and the absence of cumulative voting would make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the board of directors of CoreLogic. In addition, some legal and governance experts have argued that cumulative voting is inconsistent with majority voting. In this regard, California law permits a corporation listed on a national securities exchange to amend its articles or bylaws to provide for majority voting in uncontested elections only if the corporation does not have cumulative voting.

California law provides that if any shareholder has given notice of his or her intention to cumulate votes for the election of directors, all other shareholders of the corporation are also entitled to cumulate their votes at such election. California law permits a corporation that is listed on a national securities exchange to amend its articles or bylaws to eliminate cumulative voting by approval of the board of directors and of the outstanding shares voting together as a single class. The Company’s current restated articles of incorporation and bylaws have not eliminated cumulative voting.

COMPARISON BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

The principal differences between the General Corporation Law of California and the Delaware General Corporation Law are discussed below.

Limitation of Liability

California law does not permit the elimination of monetary liability for breaches of a director’s duties to the corporation or its shareholders where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the duty to the corporation or its shareholders in circumstances in which the individual was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the individual’s duty to the corporation or its shareholders; (f) contracts or transactions between the corporation and another corporation of which the director is a director or in which the director has a financial interest; or (g) liability for improper distributions, loans or guarantees.

In contrast, the DGCL permits limitation of liability where California law would forbid it. Under Delaware law, a corporation may not eliminate or limit director monetary liability for: (a) breaches of the director’s duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) unlawful dividends, stock repurchases or redemptions; or (d) transactions from which the director received an improper personal benefit.

Indemnification of Officers and Directors

California law generally permits indemnification of expenses incurred in derivative or third-party actions, except that, with respect to derivative actions: (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine; and (b) no indemnification may be made without court approval in respect of amounts paid in settling or otherwise disposing of a pending action, or expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval. Indemnification is permitted by California law only for acts taken in good faith, and which the director or officer believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. California law requires indemnification of expenses when the director or officer has successfully defended an action on the merits.

Delaware law generally permits indemnification of expenses incurred in the defense or settlement of derivative or third-party actions, provided that a determination is made that the person seeking indemnification acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. In contrast, as noted above, California law requires belief that the act is in the corporation’s interests, not merely neutral to its interests. Delaware law further permits indemnification for judgments, fines and amounts paid in settlement (other than in a derivative action) if the person is not successful in the defense of such action, provided there is a determination that the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. The determinations referred to above (unless ordered by a court) must be made by: (a) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, independent legal counsel in a written opinion; or (d) the stockholders. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duties to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, whether on the merits or otherwise. In contrast, California law requires indemnification only when the individual has successfully defended the action on the merits. Delaware law contains no prohibition similar to California law’s ban on indemnification when directors or officers acted, or failed to act, with “reckless disregard.”

Both California and Delaware permit a corporation to pay in advance expenses incurred by an officer, director, employee or agent in defending an action, provided such person undertakes to repay the advanced amounts if he or she is ultimately determined not to be entitled to indemnification. The restated certificate of incorporation and the bylaws of CoreLogic provide that CoreLogic shall indemnify directors and officers to the fullest extent permitted under Delaware law, and that CoreLogic shall pay all expenses incurred in defending an action in advance of the final disposition upon receipt of an undertaking to repay such amounts if it is determined by a court that such person was not entitled to indemnification.

Delaware law provides that the statutory indemnification shall not be exclusive of any other rights under the restated certificate of incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. California law similarly permits indemnification in excess of the statutory minimum. The current bylaws of the Company provide that it may enter into indemnification agreements with its directors, officers and agents as are deemed to be in the best interests of the corporation by its board of directors. The bylaws of CoreLogic similarly provide that the rights to indemnification conferred thereby are not exclusive of any other rights that the indemnitee may have or acquire under any statute, bylaw, agreement, vote of shareholders or otherwise.

Both California and Delaware law permit corporations to purchase and maintain insurance on behalf of any director, officer, employee, or agent of the corporation (or person who is serving in such capacity with another enterprise at the request of the corporation), whether or not the corporation has the authority to indemnify such person against the liability covered by the insurance policy. The Company maintains directors and officers insurance, and such policies will be transferred in the Reincorporation.

Business Combinations

A number of states, including Delaware, have adopted special laws designed to make unsolicited (or not-negotiated) corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. The purpose of these laws is to ensure that current management and shareholders of a Delaware corporation are involved in any potential and material changes to the corporate ownership structure.

Under Section 203 of the DGCL, a Delaware corporation is prohibited from engaging in a business combination with an “Interested Stockholder” for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an Interested Stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting shares (including any rights to acquire shares pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and shares with respect to which the person or entity has voting rights only), the affiliates and associates of such person and any affiliate or associate of the corporation who was the owner of 15% or more of the corporation’s voting stock within the preceding three-year period.

The three-year moratorium on business combinations imposed by Section 203 does not apply if: (a) prior to the date on which such shareholder becomes an Interested Stockholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an Interested Stockholder; (b) upon consummation of the transaction that made the person or entity an Interested Stockholder, the Interested Stockholder owns at least 85% of the corporation’s voting shares outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person or entity becomes an Interested Stockholder, the board approves the business combination and it is also approved at a shareholders’ meeting by 66 2 /3% of the outstanding voting shares not owned by the Interested Stockholder. For purposes of Section 203 of the DGCL, the term “business combination” includes mergers, consolidations and sales, leases, mortgages, transfers and other dispositions of the corporation’s assets having a market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation.

A Delaware corporation may elect not to be governed by Section 203 by including a provision expressly electing not to be governed by Section 203 of the DGCL in the company’s original certificate of incorporation or through the shareholders’ adoption of an amendment to the company’s certificate of incorporation or bylaws expressly electing not to be governed by Section 203 of the DGCL. The certificate of incorporation of CoreLogic, attached to this proxy as Exhibit A, ~~does not provide~~ provides for the Company to opt out of Section 203 of the DGCL. ~~However, if the Reincorporation occurs, CoreLogic intends to submit for stockholder approval at its 2011 annual meeting a proposal to amend the certificate of incorporation to opt out of Section 203 of the DGCL.~~

~~Our Board believes that Section 203 will encourage any potential acquirer to negotiate with CoreLogic’s board of directors, which we would generally expect to have the effect of increasing the purchase price. Section 203 might also limit the ability of a potential acquirer to make a two-tiered bid for CoreLogic in which all shareholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to CoreLogic will confer upon its board of directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for the Company’s shares over the market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions. However, we believe that shareholders should have the ability to decide whether the Company should be subject to the provision. If the Reincorporation occurs, CoreLogic intends to submit for shareholder approval at its 2011 annual meeting an amendment to its certificate of incorporation under which the Company would opt out of the anti-takeover protections of Section 203 of the DGCL.~~

California law does not have a provision analogous to DGCL Section 203; however, it does provide that, in the case of a cash and certain other mergers of a California corporation with another corporation, where the latter corporation or certain of its affiliates own shares having more than 50% but less than 90% of the voting power of that first corporation, the merger must be approved by all of the first corporation’s shareholders. This provision of California law may have the effect of making a “cash-out” merger by a majority shareholder (if there were a majority shareholder) more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Delaware Section 203 does provide protection to shareholders against coercive two-tiered bids for a corporation in which the shareholders are not treated equally.

Size of the Board of Directors

Under California law, changes in the number of directors or, if a range in the number of directors is set forth in the articles of incorporation or bylaws, that range, must in general be approved by a majority of the outstanding shares. The board of directors, however, may fix the exact number of directors within a stated range if authorized in the articles or bylaws. Delaware law allows the number of directors to be fixed by, or in the manner provided in, the corporation’s bylaws, unless the number is fixed in the certificate of incorporation (in which case an amendment to the certificate of incorporation would be required to change the number of directors).

The restated certificate of incorporation of CoreLogic provides that the number of directors shall be determined from time to time exclusively by the board of directors, by a resolution adopted by a majority of the directors then in office. The ability of the board of directors under Delaware law and under CoreLogic’s restated certificate of incorporation to alter the size of the board of directors without shareholder approval would enable CoreLogic to respond quickly to a potential opportunity to attract the services of a qualified director or to eliminate a vacancy for which a suitable candidate is not available. Upon the Effective Date of the Reincorporation, the directors of the Company then in office will continue as directors of CoreLogic.

Power to Call Special Shareholders’ Meetings

Under California law, a special meeting of shareholders may be called by: (a) the board of directors, (b) the chairman, (c) the president, (d) the holders of shares entitled to cast not less than 10% of the votes at such meeting, or (e) such additional persons as are authorized by the articles of incorporation or the bylaws. In contrast, the DGCL provides that special meetings of the shareholders may be called by the board of directors or such other person or persons as may be authorized in the corporation’s restated certificate of incorporation or bylaws.

The bylaws of CoreLogic provide that special meetings of the shareholders may be called at any time only by: (a) holders of shares entitled to cast not less than 10% of the votes at that meeting, (b) the board of directors, or (c) the chairman of the board of directors or the chief executive officer with the concurrence of a majority of the board of directors. Thus, shareholders’ ability to call special meetings will not be affected by the Reincorporation.

Removal of Directors

Under California law, any or all directors may be removed, with or without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal, or not consenting in writing to removal, would be sufficient to elect the director under cumulative voting. Under Delaware law, any director of a corporation that does not have a classified board may be removed from office by the vote of shareholders representing at least a majority of the voting power of the corporation or the class or series of stock entitled to elect such director, unless the certificate of incorporation provides for cumulative voting. If a Delaware corporation has a classified board of directors, then directors may be removed only for cause, unless the certificate of incorporation provides otherwise. Further, if the certificate of incorporation provides for cumulative voting, a director may not be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which such director is part.

The restated certificate of incorporation of CoreLogic currently does not provide for cumulative voting or a classified board of directors; therefore, directors may be removed, with or without cause, by shareholders holding a majority of the shares entitled to vote at an election of directors.

Filling Vacancies on the Board of Directors

Under California law, unless a corporation’s articles of incorporation or bylaws provide otherwise, any vacancy on the board of directors not created by removal of a director may be filled by the board of directors. If the number of directors remaining is less than a quorum, such vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. Unless the articles of incorporation or bylaws otherwise provide, a vacancy created by removal of a director may be filled only by approval of the shareholders. The Company’s bylaws permit a majority of the remaining directors to fill any vacancies not created by removal of a director through shareholder action or court order and allow shareholders to fill any vacancy on the board of directors not filled by the directors.

Under Delaware law, unless a corporation’s certificate of incorporation provides otherwise, any vacancy on the board of directors, including one created by removal of a director or an increase in the number of authorized directors, may be filled by the majority of the remaining directors, even if such number constitutes less than a quorum. The restated certificate of incorporation of CoreLogic provides, in accordance with Delaware law, that any vacancy in the board of directors may be filled by the majority of the remaining directors, though less than a quorum, and shall not be filled by the shareholders. Delaware law would thus enable the board of directors of CoreLogic to respond quickly to opportunities to attract the services of qualified directors; but it would also diminish control over the board of directors by the shareholders between annual meetings, as shareholders do not have the right to fill vacancies.

Dividends and Repurchases of Shares

Under California law, a corporation may not make any distributions (including dividends, whether in cash or other property, and repurchases of its shares) unless, immediately prior to the proposed distribution, the corporation’s retained earnings equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses, and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income, and other deferred credits) and the corporation’s current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). California also prohibits any distribution if the corporation or subsidiary making the distribution is or would be likely to be unable to meet its liabilities.

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets. In addition, Delaware law generally permits a corporation to redeem or repurchase its shares only if (a) the capital of the corporation is not impaired and (b) such redemption or repurchase would not cause an impairment.

Inspection of Shareholder List, Books and Records

California law allows any shareholder to inspect the shareholder list, the accounting books and records, and the minutes of board and shareholder proceedings for a purpose reasonably related to such person’s interest as a shareholder. In addition, California law provides for an absolute right to inspect and copy the corporation’s shareholder list by persons who hold an aggregate of five percent or more of a corporation’s voting shares or who hold one percent or more of such shares and have filed a Schedule 14A with the SEC.

Like California law, Delaware law permits any shareholder of record to inspect a list of shareholders and the corporation’s other books and records for any proper purpose reasonably related to such person’s interest as a shareholder, upon written demand under oath stating the purpose of such inspection and completion of certain other procedures. Delaware law, however, contains no provision comparable to the absolute right of inspection provided by California law to certain shareholders, as described above.

Lack of access to shareholder records may impair shareholder’s ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company. California law, however, provides that California provisions concerning the inspection of shareholder lists apply not only to California corporations but also to corporations organized under the laws of other states that have their principal executive offices in California or customarily hold meetings of the board of directors in California, and that the California provisions concerning accounting books and records and the minutes of board and shareholder proceedings apply to any such foreign corporation that has its principal executive offices in California.

Therefore, for so long as CoreLogic continues to have its principal executive offices in California and to hold board of directors meetings in California, and to the extent such provisions applicable to foreign corporations are enforceable, CoreLogic will need to comply with California law concerning shareholder inspections.

Appraisal or Dissenters’ Rights

Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal or dissenters’ rights pursuant to which such shareholder may receive cash in the amount of the fair market value (in California) or the fair value (in Delaware) of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

Under California law, appraisal rights are generally not available to shareholders of a corporation whose shares are listed on a national securities exchange, unless holders of at least 5% of the class of outstanding shares claim the right, or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable to shareholders of a California corporation if the shareholders, the corporation, or both, as constituted immediately prior to the transaction, will own immediately after the transaction equity securities consisting of more than 83.33% of the voting power of the surviving or acquiring corporation or its parent entity. (Accordingly, appraisal rights are not available with respect to the Reincorporation.) Subject to the foregoing exception for more than 83.33% continuing ownership, California generally affords appraisal rights in sales of substantially all of a corporation’s assets in a non-cash transaction. Under California law, fair market value is measured as of the day before the first announcement of the terms of a merger, excluding any appreciation or depreciation in stock value resulting from the proposed transaction.

Under Delaware law, appraisal rights are generally not available to shareholders: (a) with respect to a merger or consolidation by a corporation with shares either listed on a national securities exchange (such as the New York Stock Exchange) or held of record by more than 2,000 holders, if such shareholders receive only shares of the surviving corporation or shares that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or (b) of a corporation surviving a merger if no vote of the shareholders of the surviving corporation is required to approve the merger under Delaware law. Delaware law also does not provide appraisal rights in connection with the sale of assets. Delaware law provides that fair value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation.

Dissolution

Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation’s dissolution, with or without the approval of the corporation’s board of directors, and this right may not be modified or eliminated by the articles of incorporation. Under Delaware law, dissolution must be approved by the board of directors and shareholders holding a majority of the voting power or, if not approved by the board of directors, the dissolution must be unanimously approved by the shareholders entitled to vote. Thus, dissolution of the Company may be more difficult after the Reincorporation.

Application of the General Corporation Law of California to Delaware Corporations

Under Section 2115 of the California General Corporation Law, foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation indicating that they have certain significant business contacts with California and more than one half of their voting securities are held of record by persons having addresses in California. So long as a Delaware or other foreign corporation is in this category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, prohibition of classified boards of directors in privately held corporations, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters’ and appraisal rights, and inspection of corporate records. See “Comparison Between the Corporation Laws of California and Delaware” above. An exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange. As CoreLogic will have its shares listed and publicly traded on the New York Stock Exchange, and as long as its shares remain traded on the New York Stock Exchange, it will be exempt from the provisions of Section 2115 described above.

AMENDMENTS TO THE CORPORATE GOVERNANCE GUIDELINES

Independent Chairman

After Reincorporation, the Board intends to separate the positions of Chief Executive Officer and Chairman of the Board. The Board will amend its Corporate Governance Guidelines to reflect this leadership structure. Currently, Mr. Parker S. Kennedy serves as both the Chief Executive Officer and Chairman of the Board of the Company. The Company believes that separating these positions will enhance Board effectiveness and oversight of management.

Majority Voting Director Resignation Policy

To further implement the majority voting standard established in the bylaws, after Reincorporation, CoreLogic will adopt a resignation policy relating to uncontested director elections. Specifically, CoreLogic will amend its Corporate Governance Guidelines to establish procedures for any director who is not elected in an uncontested director election to tender his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will then evaluate and act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose the results of its decision.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material federal income tax consequences to holders of the Company’s capital stock who receive CoreLogic capital stock in exchange for their Company capital stock as a result of the Reincorporation. This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), existing Treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences as described herein. This summary only applies to holders of the Company’s common stock who are “U.S. persons,” defined to include any beneficial owners of the Company’s common stock that is, for United States federal income tax purposes: (a) an individual a citizen or resident of the United States; (b) a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia); (c) an estate the income of which is subject to United States federal income taxation regardless of its source; and (d) a trust if either: (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or (ii) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes. A holder of Company common stock other than a “U.S. person” as defined above is, for purposes of this discussion a “non-U.S. person.” If a partnership holds Company common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership that holds Company stock, you should consult your tax advisor.

Not all U.S. federal income tax considerations that may be relevant to you in light of your particular circumstances are discussed herein. Factors that could alter the tax consequences of the Reincorporation to you include: if you are a dealer in securities, a financial institution, mutual fund, regulated investment company, real estate investment trust, insurance company, or tax-exempt entity; if you are subject to the alternative minimum tax; if you hold your Company common stock as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy; if you are a non-U.S. person; if you do not hold your shares of the Delaware Company’s common stock as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment); or if you acquired your shares of the Company’s common stock in connection with stock option plans or in other compensatory transactions. In addition, no state, local, or foreign tax consequences are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO

THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, OR FOREIGN TAX LAWS.

The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation under the Internal Revenue Code of 1986, as amended (the “Code”). The Company believes, however, that: (a) the Reincorporation will constitute a tax-free reorganization under Section 368(a) of the Code; (b) no gain or loss will be recognized by holders of capital stock of the Company upon receipt of capital stock of CoreLogic pursuant to the Reincorporation; (c) the aggregate tax basis of the capital stock of CoreLogic received by each shareholder will be the same as the aggregate tax basis of the capital stock of the Company held by such shareholder as a capital asset at the time of the Reincorporation; and (d) the holding period of the capital stock of CoreLogic received by each shareholder of the Company will include the period for which such shareholder held the capital stock of the Company surrendered in exchange therefor.

APPENDIX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CORELOGIC, INC.

(a Delaware corporation)

ARTICLE I

NAME

The name of the corporation is CoreLogic, Inc. (the “Corporation”).

ARTICLE II

AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1 Authorized Stock. The aggregate number of shares which the Corporation shall have authority to issue is 180,500,000, of which 180,000,000 shall be designated as Common Stock, par value $0.00001 per share (the “Common Stock”), and 500,000 shall be designated as Preferred Stock, par value $0.00001 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Voting. Each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Dividends. Subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting such series, including any increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series;

(ii) the dividend rate on the shares of such series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iii) whether the shares of such series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

(vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(viii) any other relative rights, preferences and limitations of such series.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock to elect additional directors in certain circumstances, the Board of Directors shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of such directors then in office.

Section 5.2 Vacancies; Removal.

(a) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

Section 5.4 Election.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VI

STOCKHOLDER ACTION

Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE VII

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE VIII

AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX

LIABILITY OF DIRECTORS

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article IX that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE X

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation hereby expressly states that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

The First American Corporation

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2010 2:00 p.m. Pacific Time

At the home office of

The First American Corporation

1 First American Way, Santa Ana, California 92707

Your Vote Is Important to the Company!

The First American Corporation

1 First American Way

Santa Ana, California 92707 proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 18, 2010.

The undersigned shareholder of The First American Corporation hereby revokes all previously granted proxies and appoints Parker S. Kennedy and Kenneth D. DeGiorgio, and each of them, with power to each of substitution, to attend the annual meeting of the shareholders of said corporation to be held May 18, 2010, at 2:00 p.m. Pacific Time at the home office of The First American Corporation, 1 First American Way, Santa Ana, California, and any adjournments or postponements thereof; and to vote the shares of the undersigned at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, including the right in their discretion to cumulate and distribute the aggregate cumulative votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.eproxy.com/faf

Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 17, 2010.

PHONE 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 p.m.

(CT) on May 17, 2010.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The First American Corporation

Shareowner ServicesSM

P.O. Box 64945 St. Paul,

MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:

COMPANY #

TO VOTE BY INTERNET OR

TELEPHONE, SEE REVERSE SIDE

OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors:

01 Hon. George L. Argyros

02 Bruce S. Bennett

03 Matthew B. Botein

04 J. David Chatham

05 Glenn C. Christenson

06 Hon. William G. Davis

07 James L. Doti

08 Lewis W. Douglas, Jr.

09 Christopher V. Greetham

10 Parker S. Kennedy

11 Thomas C. O’Brien

12 Frank E. O’Bryan

13 John W. Peace

14 D. Van Skilling

15 Herbert B. Tasker

16 Virginia M. Ueberroth

17 Mary Lee Widener

Vote FOR all nominees (except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Please fold here – Do not separate

2. To approve the reincorporation of the Company under the laws of Delaware. For Against Abstain

3. If the proposal to approve the reincorporation of the Company is not approved by shareholders at the annual meeting, to approve amendments to our Company’s Restated Articles of Incorporation and Bylaws decreasing the range in the number of directors that may serve on the board from a range of 10 to 18 to a range of 7 to 13. For Against Abstain

4. If the proposal to approve the reincorporation of the Company is not approved by shareholders at the annual meeting, to amend our Company’s Restated Articles of Incorporation to change the name of the Company to CoreLogic, Inc. For Against Abstain

5. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. For Against Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Date Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.